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                                                                    EXHIBIT 4.22


                      SECOND AMENDMENT TO WARRANT AGREEMENT


         THIS SECOND AMENDMENT TO WARRANT AGREEMENT (this "AMENDMENT") is made as of the 9th day of April, 1997, by and among The Cerplex Group, Inc., a Delaware corporation (the "COMPANY") and each of the holders of warrants listed on Schedule A hereto, each of which is herein referred to as a "HOLDER" and collectively as the "HOLDERS."

                                    RECITALS:

         A. The Company and the Holders entered into a Warrant Agreement dated as of April 15, 1996, as amended by a Waiver and Amendment Agreement dated as of October 31, 1996 (as in effect prior to the effectiveness of this Amendment, the "EXISTING WARRANT AGREEMENT").

         B. The Holders are the holders of all of the Warrants (as such term is defined in the Existing Warrant Agreement) outstanding as of the date hereof.

         C. The Company and the Holders have agreed to amend the Existing Warrant Agreement as set forth herein.

                                   AGREEMENT:

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS.

         As used in this Amendment, the following terms have the respective meanings specified below:

         "AMENDMENT, THIS" -- means this Second Amendment to Warrant Agreement.

         "COMPANY" -- the introductory sentence.

         "EXISTING WARRANT AGREEMENT" -- Recital A.

         "HOLDERS" -- the introductory sentence.

         SECTION 2. AMENDMENTS TO EXISTING WARRANT AGREEMENT; AFFIRMATION.

         2.1      AMENDMENTS TO THE EXISTING WARRANT AGREEMENT.

         (a) Section 4.1(d)(ii) of the Existing Warrant Agreement is hereby amended by:

                          (i)  deleting the word "and" at the end of clause (D);

                          (ii) deleting the period and the end of clause (E)
                  and substituting "; and" in lieu thereof; and
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                           (iii) adding the following clause (F) immediately
                  following clause (E):

                                 (F) warrants, not exceeding eight hundred
                           seventy-five thousand (875,000) in the aggregate, and shares of Common Stock issuable upon the exercise of such warrants, issued on or prior to April 9, 1997 to any then holder of the Wells Fargo Credit Agreement Debt (as such term is defined in the Note Purchase Agreement).

                  (b)      The definition of "Initial Purchase Price" in Section
         5.1 of the Existing Warrant Agreement is hereby amended and restated in its entirety as follows:

                                 INITIAL PURCHASE PRICE -- means Fifty-Nine and
                           Three Eighths Cents ($0.59375) per share.

         Each of the Warrant Certificates (as such term is defined in the Existing Warrant Agreement) issued under the Existing Warrant Agreement and currently outstanding, as well as Exhibit A to the Existing Warrant Agreement, are hereby further amended and modified by changing the references therein to "initial purchase price" and "Purchase Price" from "Two Dollars and Fifty Cents ($2.50) per share" to "Fifty-Nine and Three Eighths Cents ($0.59375) per share." This amendment to each of the Warrant Certificates currently outstanding shall be effective without any further action required on the part of the Holders or the Company and without the need to submit such Warrant Certificates to Company for any notation of said change thereon or to otherwise exchange such Warrant Certificates for new Warrant Certificates.

         2.2      AFFIRMATION OF OBLIGATIONS.

         The Company hereby acknowledges and affirms all of its obligations under the terms of the Existing Warrant Agreement, as amended hereby.

         SECTION 3. MISCELLANEOUS.

         3.1      GOVERNING LAW.

         This Amendment shall be governed by, and construed and enforced in accordance with, internal New York law.

         3.2      DUPLICATE ORIGINALS.

         Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.


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         3.3      EFFECT OF THIS AMENDMENT.

         Except as specifically provided in this Amendment, no terms or provisions of the Existing Warrant Agreement have been modified or changed by this Amendment and the terms and provisions of the Existing Warrant Agreement, as amended hereby, shall continue in full force and effect. This Amendment and the amendments contained herein shall have and be in effect on and after the date hereof.

         3.4      SECTION HEADINGS.

         The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

      [Remainder of Page Intentionally Blank. Next Page is Signature Page.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                          THE CERPLEX GROUP, INC.



                                          By________________________________
                                            Name:
                                            Title:


                                          THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY



                                          By________________________________
                                            Name:
                                            Title:


                                          JOHN HANCOCK MUTUAL LIFE
                                          INSURANCE COMPANY



                                          By________________________________
                                            Name:
                                            Title:


                                          NORTH ATLANTIC SMALLER COMPANIES
                                          INVESTMENT TRUST PLC



                                          By________________________________
                                            Name:
                                            Title:


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                                   SCHEDULE A

                               Schedule of Holders


The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

North Atlantic Smaller Companies Trust PLC
c/o J.O. Hambro & Co., Ltd.
10 Park Place
London, England SW1A1LP


                                       Schedule A-1